THIS NOTE AND THE RIGHTS EVIDENCED HEREBY ARE SUBJECT TO THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF FEBRUARY 19, 2000 AMONG MEDIX RESOURCES, INC., MEDICAL STAFFING NETWORK, INC., AND BANC OF AMERICA COMMERCIAL FINANCE CORPORATION, AND ANY TRANSFEREE BY ACCEPTANCE OF SUCH TRANSFER AGREES TO BE BOUND BY THE TERMS THEREOF.


                          SUBORDINATED PROMISSORY NOTE

$500,000.00                                       February 19, 2000

     FOR VALUE RECEIVED, Medical Staffing Network, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of Medix Resources, Inc. ("Holder"), the principal sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "Original Principal Amount") in lawful money of the United States of America, together with interest on the unpaid balance thereof equal to one percent (1%) per annum above the prime rate published by The Wall Street Journal ("Interest"). This Note has been issued pursuant to the terms of that certain Asset Purchase Agreement ("Asset Agreement") dated February 19, 2000 among Holder, National Care Resources-Colorado, Inc., National Care Resources-Texas, Inc., TherAmerica, Inc. and the Company.

     1. Payment. Subject to the terms and conditions of this Note, the Original Principal Amount of this Note plus all Interest shall be due and payable on May 19, 2001.

     2. Manner of Payment. All payments under this Note shall be made in lawful currency of the United States of America at such place as Holder shall designate in writing and shall be payable by the Company by wire transfer to an account designated by Holder or a cashier's or certified check drawn on a federally insured lending institution.

     3. Prepayments. The Company shall be entitled to prepay any portion of the principal amount due hereunder without penalty.

     4. Transferability. This Note may be transferred or assigned by the Holder upon written notice of such transfer or assignment to the Company specifying the party to whom the Note has been transferred or assigned and the address for payment of amounts due under this Note.

     5. SUBORDINATION AGREEMENT. HOLDER, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF FEBRUARY 19, 2000 AMONG HOLDER, THE COMPANY AND BANC OF AMERICA COMMERCIAL FINANCE CORPORATION.

     6. Miscellaneous.

     (a) Set Off. The Company shall be entitled to offset against amounts due to Holder under this Note all damages, losses, deficiencies, liabilities, costs and expenses (including reasonable attorneys' fees) suffered, incurred or sustained, directly or indirectly, by the Company (i) because a representation or warranty of Holder or Shareholder contained in the Asset Agreement is false or materially misleading or (ii) which arise or relate from or relate to any breach of or failure by Holder or Shareholder to perform any of their representations, warranties, covenants or agreements contained in the Asset Agreement.

     (b) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida.

     (c) Entire Agreement. This Note, together with all of the other documents executed in connection herewith, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     (d) Amendments. No term of this Note may be amended, waived, discharged or terminated except by a written instrument signed by the Company and Holder.

     (e) Notices. All notices, requests, demands and other communications made under this Note shall be in writing, correctly addressed to the recipient at the addresses set forth under such recipient's signature on the signature page hereto and shall be deemed to have been duly given (a) upon delivery, if served personally on the party to whom notice is to be given, (b) on the date of receipt, refusal or non-delivery indicated on the receipt if mailed to the party to whom notice is to be given by registered or certified mail, postage prepaid, or by overnight courier (such as FedEx), or (c) upon confirmation of transmission, if sent by telecopier. Any party may give written notice of a change of address in accordance with the provisions of this Section 6(e) and after such notice of change has been received, any subsequent notice shall be given to such party in the manner described at such new address.

     (f) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to Holder upon any breach or default of the Company under this Note shall impair any such right, power or remedy of Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Holder of any breach or default under this Note, or any waiver on the part of Holder of any provision or condition of this Note must be made in writing and shall be effective only to the extent specifically set forth in such writing and executed by the party to be bound. All remedies either under this Note or by law or otherwise afforded to Holder, shall be cumulative and not alternative.

     (g) Waiver of Notice; Attorneys' Fees. The Company waives presentment, protest, notice, notice of protest and notice of dishonor and agrees to pay all costs, including reasonable attorneys' fees, whether suit be brought or not, if after maturity of this Note or default hereunder, counsel shall be employed to collect this Note.

     (h) Severability. In case any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision that comes closest to the intent of the parties.

     (i) Titles. The titles of the Sections and subsections of this Note are for convenience or reference only and are not to be considered in construing this Note.

     IN WITNESS WHEREOF, this Note is executed as of the date first above written.
                               MEDICAL STAFFING NETWORK, INC.


                               By: _________________________________
                                      Robert J. Adamson, President
                                      Address:  3111 North
                                                University Drive
                                                Suite 406
                                                Coral Springs, FL 33065

ACCEPTED AND AGREED:

MEDIX RESOURCES, INC.


By: _________________________________
Name: _____________________________
Title: _____________________________
Address: 7100 East Belleview Avenue, Suite 301
               Englewood, CO 80111